Exhibit 10.12

AMENDMENT TO MOORE WALLACE INCORPORATED 2001 LONG TERM INCENTIVE PLAN

The Moore Wallace Incorporated 2001 Long Term Incentive Plan (the “Plan”) is hereby amended as follows effective February 27, 2004. All defined terms not defined herein shall have the definitions set forth in the Plan.

For purposes of the Plan, as long as a grantee of an option under the Plan continues to be employed by R.R. Donnelley & Sons Company (“RR Donnelley”) or any of its subsidiaries upon the combination of RR Donnelley and Moore Wallace Incorporated pursuant to the Combination Agreement dated November 8, 2003 between RR Donnelley and Moore Wallace, such grantee shall not be treated as terminating employment with Moore Wallace or any of its subsidiaries under the Plan.

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